                                                                   EXHIBIT 99(d)



                               HECHINGER COMPANY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                        (in thousands except share data)

                                                                   CLASS A           CLASS B         ADDITIONAL
                                                                   COMMON            COMMON           PAID-IN            RETAINED
                                                                    STOCK             STOCK           CAPITAL            EARNINGS
                                                             ----------------    -------------    --------------   ---------------
BALANCE, FEB. 3, 1996                                          $    3,089         $    1,143       $    238,248      $   157,990

Restricted stock awards earned                                        -                  -                  -                -
Conversions from Class B to Class A common stock                      172               (172)               -                -
   (1,715,558 Class A common shares)
Purchase of treasury stock (57,940 Class A common shares)             -                  -                  -                -
Net loss                                                              -                  -                  -            (25,076)
                                                             ----------------    -------------    --------------   ---------------

BALANCE, FEB. 1, 1997                                               3,261                971            238,248          132,914

Restricted stock awards earned                                        -                  -                  -                -
Conversions from Class B to Class A common stock                       14                (14)               -                -
   (143,500 Class A common shares)
Net loss                                                              -                  -                  -            (13,544)
                                                             ----------------    -------------    --------------   ---------------

BALANCE, MAY 3, 1997 (unaudited)                               $    3,275         $      957       $    238,248      $   119,370
                                                             ================    =============    ==============   ===============




                                                                     UNEARNED             TREASURY
                                                                   COMPENSATION            STOCK               TOTAL
                                                                  --------------       --------------     --------------
BALANCE, FEB. 3, 1996                                               $    (759)           $     (672)         $  399,039

Restricted stock awards earned                                            506                   -                   506
Conversions from Class B to Class A common stock                          -                     -                   -
   (1,715,558 Class A common shares)
Purchase of treasury stock (57,940 Class A common shares)                 -                    (213)               (213)
Net loss                                                                  -                     -               (25,076)
                                                                  --------------       --------------     --------------

BALANCE, FEB. 1, 1997                                                    (253)                 (885)            374,256

Restricted stock awards earned                                             63                   -                    63
Conversions from Class B to Class A common stock                          -                     -                   -
   (143,500 Class A common shares)
Net loss                                                                  -                     -               (13,544)
                                                                  --------------       --------------     --------------

BALANCE, MAY 3, 1997 (unaudited)                                    $    (190)           $     (885)         $  360,775
                                                                  ==============       ==============     ==============

See notes to consolidated financial statements.